EXHIBIT 4.2

EXECUTION COPY

SUBSIDIARY GUARANTY

This SUBSIDIARY GUARANTY, dated as of December 21, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Guaranty”), is made by each Subsidiary (such capitalized term and other terms used in this Guaranty to have the meanings set forth in Article I) of MONSTER WORLDWIDE, INC., a Delaware corporation (the “Company”), from time to time party hereto (each individually, a “Guarantor” and, collectively, the “Guarantors”), in favor of BANK OF AMERICA, N.A., as the administrative agent (together with its successor(s) thereto in such capacity, the “Administrative Agent”) for each of the Lenders.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement, dated as of December 21, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Company, certain Subsidiaries of the Company from time to time party thereto (collectively with the Company, the “Borrowers”), the various financial institutions and other Persons from time to time party thereto and the Administrative Agent, the Lenders have extended Commitments to make Loans to the Borrowers; and

WHEREAS, as a condition precedent to the making of the Loans under the Credit Agreement, each Guarantor is required to execute and deliver this Guaranty;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders to make Credit Extensions to the Borrowers, each Guarantor agrees, for the benefit of each Lender, as follows:

ARTICLE I
DEFINITIONS

SECTION 1.1.  Certain Terms.  The following terms when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Administrative Agent” is defined in the preamble.

“Borrowers” is defined in the first recital.

“Company” is defined in the preamble.

“Credit Agreement” is defined in the first recital.

“Guarantor” and “Guarantors” are defined in the preamble.

“Guaranty” is defined in the preamble.

“Termination Date” means the date on which all Obligations have been paid in full in cash (other than contingent indemnification obligations) and all Commitments shall have been terminated.

SECTION 1.2.  Credit Agreement Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.

ARTICLE II
GUARANTY PROVISIONS

SECTION 2.1.  Guaranty.  Each Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably

(a)           guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing, whether for principal, interest (including interest accruing at the then applicable rate provided in the Credit Agreement after the occurrence of any Default set forth in Section 8.01(f) or (g) of the Credit Agreement, whether or not a claim for post-filing or post-petition interest is allowed under applicable Law following the institution of a proceeding under any Debtor Relief Law), fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. §362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. §502(b) and §506(b)); and

(b)           indemnifies and holds harmless each Lender for any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by such Lender in enforcing any rights under this Guaranty;

provided that each Guarantor shall only be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to such Guarantor, voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount.  This Guaranty constitutes a guaranty of payment when due and not of collection, and each Guarantor specifically agrees that it shall not be necessary or required that any Lender exercise any right, assert any claim or demand or enforce any remedy whatsoever against any other Loan Party or any other Person before or as a condition to the obligations of such Guarantor hereunder.

SECTION 2.2.  Payments Set Aside.  To the extent that any payment by or on behalf of any Guarantor is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

SECTION 2.3.  Guaranty Absolute, etc.  This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until the Termination Date has occurred.  Each Guarantor jointly and severally guarantees that the Obligations of each other Loan Party will be paid strictly in accordance with the terms of each Loan Document under which they arise, regardless of any Law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender with respect thereto.  The liability of each Guarantor under this Guaranty shall be joint and several, absolute, unconditional and irrevocable irrespective of:

(a)           any lack of validity, legality or enforceability of any Loan Document;

(b)           the failure of any Lender (i) to assert any claim or demand or to enforce any right or remedy against any Loan Party or any other Person (including any other guarantor) under the provisions of any Loan Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor (including any Guarantor) of any Obligations;

(c)           any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligation;

(d)           any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise;

(e)           any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document;

(f)            any amendment to or waiver or release of or addition to, or consent to or departure from, any other guaranty held by any Lender guaranteeing any of the Obligations; or

(g)           any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any other Loan Party, any surety or any guarantor.

SECTION 2.4.  Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of any Guarantor against any and all of the obligations of such Guarantor now or hereafter existing under this Guaranty or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Guaranty or any other Loan Document and although such obligations of such Guarantor may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have.  Each Lender agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 2.5.  Waiver, etc.  Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that any Lender protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Loan Party or any other Person (including any other guarantor) or entity.

SECTION 2.6.  Postponement of Subrogation, etc.  Each Guarantor agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under this Guaranty or any other Loan Document to which it is a party, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any other Loan Party, in respect of any payment made, under any Loan Document or otherwise, until following the Termination Date.  Any amount paid to any Guarantor on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Lenders and shall immediately be paid and turned over to the Administrative Agent for the benefit of the Lenders in the exact form received by such Guarantor (duly endorsed in favor of the Administrative Agent, if required), to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 2.7; provided that if any Guarantor has made payment to the Lenders of all or any part of the Obligations and the Termination Date has occurred, then at such Guarantor’s request, the Administrative Agent (on behalf of the Lenders) will, at the expense of such Guarantor, promptly execute and deliver to such Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Obligations resulting from such payment.  In furtherance of the foregoing, at all times prior to the Termination Date, each Guarantor shall refrain from taking any action or commencing any proceeding against any other Loan Party (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Guaranty to any Lender.

SECTION 2.7.  Payments; Application.  Each Guarantor hereby agrees with each Lender as follows:

(a)           Each Guarantor agrees that all payments made by such Guarantor hereunder will be made in the currency of the applicable Obligation (except to the extent provided otherwise in the Credit Agreement) to the Administrative Agent, without setoff, counterclaim or other defense and in accordance with Sections 3.01 and 8.03 of the Credit Agreement, free and clear of and without deduction for any Taxes (except as provided otherwise in the Credit Agreement), each Guarantor hereby agreeing to comply with and be bound by the provisions of Sections 3.01 and 8.03 of the Credit Agreement in respect of all payments made by it hereunder and the provisions of which Sections are hereby incorporated into and made a part of this Guaranty by this reference as if set forth herein; provided that references to the “Borrower” or “Borrowers” in such Sections shall be deemed to be references to each Guarantor, and references to “this Agreement” in such Sections shall be deemed to be references to this Guaranty.

(b)           All payments made hereunder shall be applied upon receipt in accordance with the terms of the Credit Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

SECTION 3.1.  Representations.  In order to induce the Lenders to enter into the Credit Agreement and make Loans thereunder, each Guarantor represents and warrants to each Lender as set forth below.

(a)           The representations and warranties contained in Article V of the Credit Agreement, insofar as the representations and warranties contained therein are applicable to any Guarantor and its properties, are true and correct in all material respects, each such representation and warranty set forth in such Article (insofar as applicable as aforesaid) and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by reference as though specifically set forth in this Article.

(b)           Each Guarantor has knowledge of each other Loan Party’s financial condition and affairs and has adequate means to obtain from the Borrowers and each such other Loan Party on an ongoing basis information relating thereto and to such Loan Party’s ability to pay and perform the Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect.  Each Guarantor acknowledges and agrees that the Lenders shall have no obligation to investigate the financial condition or affairs of any Loan Party for the benefit of such Guarantor nor to advise such Guarantor of any fact respecting, or any change in, the financial condition or affairs of any Loan Party that might become known to any Lender at any time, whether or not such Lender knows or believes or has reason to know or believe that any such fact or change is unknown to such Guarantor, or might (or does) materially increase the risk of such Guarantor as guarantor, or might (or would) affect the willingness of such Guarantor to continue as a guarantor of the Obligations.

(c)           It is in the best interests of each Guarantor to execute this Guaranty inasmuch as such Guarantor will, as a result of being a Subsidiary of the Company, derive substantial direct and indirect benefits from the Loans made from time to time to the Borrowers by the Lenders pursuant to the Credit Agreement, and each Guarantor agrees that the Lenders are relying on this representation in agreeing to make such Loans to the Borrowers.

ARTICLE IV
COVENANTS, ETC.

SECTION 4.1.  Covenants.  Each Guarantor covenants and agrees that, at all times prior to the Termination Date, it will perform, comply with and be bound by all of the agreements, covenants and obligations contained in the Credit Agreement (including Articles VI and VII and Sections 8.01(f) and (g) of the Credit Agreement) which are applicable to such Guarantor or its properties, each such agreement, covenant and obligation contained in the Credit Agreement and all other terms of the Credit Agreement to which reference is made in this Article, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by this reference as though specifically set forth in this Article.

ARTICLE V
MISCELLANEOUS PROVISIONS

SECTION 5.1.  Loan Document.  This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof.  To the extent of any conflict between the terms contained in this Guaranty and the terms contained in the Credit Agreement, the terms of the Credit Agreement shall control.

SECTION 5.2.  Binding on Successors, Transferees and Assigns; Assignment.  This Guaranty shall remain in full force and effect until the Termination Date has occurred, shall be jointly and severally binding upon each Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Lender and its successors, transferees and assigns; provided that no Guarantor may (unless otherwise permitted under the terms of the Credit Agreement) assign any of its obligations hereunder without the prior written consent of all Lenders.

SECTION 5.3.  Amendments, etc.  No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by any Guarantor from its obligations under this Guaranty, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent (on behalf of the Lenders or the Required Lenders, as the case may be, pursuant to Section 10.01 of the Credit Agreement) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 5.4.  Notices.  All notices and other communications provided for hereunder shall be in writing or by facsimile and addressed, delivered or transmitted to the appropriate party at the address or facsimile number of such party (in the case of any Guarantor, in care of the Company) specified in the Credit Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other party.  Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter.

SECTION 5.5.  Additional Guarantors.  Upon the execution and delivery by any other Person of  a supplement in the form of Annex I hereto, such Person shall become a “Guarantor”

hereunder with the same force and effect as if it were originally a party to this Guaranty and named as a “Guarantor” hereunder.  The execution and delivery of such supplement shall not require the consent of any other Guarantor hereunder, and the rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.

SECTION 5.6.  Termination of Agreement; Release of Guarantor.  Subject to Section 2.2, upon the occurrence of the Termination Date, this Guaranty and all obligations of each Guarantor hereunder shall terminate automatically, without delivery of any instrument or performance of any act by any party.  A Guarantor shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Guarantor ceases to be a Subsidiary of any of the Company and any of its Subsidiaries.

SECTION 5.7.  No Waiver; Remedies.  In addition to, and not in limitation of, Sections 2.3 and 2.5, no failure on the part of any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by Law.

SECTION 5.8.  Section Captions.  Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

SECTION 5.9.  Severability.  If any provision of this Guaranty or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guaranty and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 5.10.  Governing Law; Jurisdiction; Etc.  (a) GOVERNING LAW.  THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)           SUBMISSION TO JURISDICTION.  EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW

YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)           WAIVER OF VENUE.  EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)           SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE CREDIT AGREEMENT.  EACH FOREIGN OBLIGOR HEREBY IRREVOCABLY APPOINTS THE COMPANY, AS ITS AUTHORIZED AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT AND CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY SUCH COURTS BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO SUCH AGENT AT SUCH ADDRESS, AND AGREES THAT SUCH SERVICE, TO THE FULLEST EXTENT PERMITTED BY LAW:  (I) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION OR PROCEEDING; AND (II) SHALL BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO IT.  IF ANY AGENT APPOINTED BY ANY PERSON PARTY HERETO REFUSES TO ACCEPT SERVICE, SUCH PERSON HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL UPON RECEIPT CONSTITUTE SUFFICIENT NOTICE.  NOTHING HEREIN CONTAINED SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY OTHER PERSON PARTY HERETO TO BRING PROCEEDINGS AGAINST SUCH PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

SECTION 5.11.  Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE

LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 5.12.  Counterparts.  This Guaranty may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Guaranty by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Guaranty.

SECTION 5.13.  Judgment Currency.  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of each Guarantor in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from any Guarantor in the Agreement Currency, such Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Guarantor (or to any other Person who may be entitled thereto under applicable law).

SECTION 5.14.  ENTIRE AGREEMENT.  THIS GUARANTY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its Responsible Officer as of the date first above written.

FASTWEB, LLC

By:	/s/ Timothy T. Yates
Name:	Timothy T. Yates
Title:	President

KJB HOLDING CORP.

By:	/s/ Timothy T. Yates
Name:	Timothy T. Yates
Title:	President

MILITARY ADVANTAGE, INC.

By:	/s/ Timothy T. Yates
Name:	Timothy T. Yates
Title:	President

MONSTER, INC.

By:	/s/ Timothy T. Yates
Name:	Timothy T. Yates
Title:	President

MONSTER (CALIFORNIA), INC.

By:	/s/ Timothy T. Yates
Name:	Timothy T. Yates
Title:	President

MONSTER EMERGING MARKETS, LLC

By:	/s/ Timothy T. Yates
Name:	Timothy T. Yates
Title:	President

MONSTER GOVERNMENT SOLUTIONS, LLC

By:	/s/ Timothy T. Yates
Name:	Timothy T. Yates
Title:	President

MONSTER INTERNATIONAL HOLDING CORP.

By:	/s/ Timothy T. Yates
Name:	Timothy T. Yates
Title:	President

MONSTER LABS, LLC

By:	/s/ Timothy T. Yates
Name:	Timothy T. Yates
Title:	President

MONSTERTRAK CORPORATION

By:	/s/ Timothy T. Yates
Name:	Timothy T. Yates
Title:	President

MONSTER WORLDWIDE TECHNOLOGIES, LLC

By:	/s/ Timothy T. Yates
Name:	Timothy T. Yates
Title:	President

PWP, LLC

By:	/s/ Timothy T. Yates
Name:	Timothy T. Yates
Title:	President

OCC.COM INC.

By:	/s/ Timothy T. Yates
Name:	Timothy T. Yates
Title:	President

TICKLE INC.

By:	/s/ Timothy T. Yates
Name:	Timothy T. Yates
Title:	President

TMAT INC.

By:	/s/ Timothy T. Yates
Name:	Timothy T. Yates
Title:	President

ACCEPTED AND AGREED FOR ITSELF AND ON BEHALF OF THE LENDERS:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Steven J. Melicharek
Name:	Steven J. Melicharek
Title:	SVP, Senior Credit Products Officer

ANNEX I to
the Subsidiary Guaranty

THIS SUPPLEMENT, dated as of                                , 200     (this “Supplement”), is to the Subsidiary Guaranty, dated as of December 21, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Guaranty”), among the Guarantors (such capitalized term, and other terms used in this Supplement, to have the meanings set forth in Article I of the Guaranty) from time to time party thereto, in favor of BANK OF AMERICA, N.A., as administrative agent (together with its successor(s) thereto in such capacity, the “Administrative Agent”) for each of the Lenders.

W I T N E S S E T H :

WHEREAS, pursuant to the provisions of Section 5.5 of the Guaranty, each of the undersigned is becoming a Guarantor under the Guaranty; and

WHEREAS, each of the undersigned desires to become a “Guarantor” under the Guaranty in order to induce the Lenders to continue to extend Credit Extensions under the Credit Agreement;

NOW, THEREFORE, in consideration of the premises, and for other consideration (the receipt and sufficiency of which is hereby acknowledged), each of the undersigned agrees, for the benefit of each Lender, as follows.

SECTION 1.  Party to Guaranty, etc.  In accordance with the terms of the Guaranty, by its signature below, each of the undersigned hereby irrevocably agrees to become a Guarantor under the Guaranty with the same force and effect as if it were an original signatory thereto and each of the undersigned hereby (a) agrees to be bound by and comply with all of the terms and provisions of the Guaranty applicable to it as a Guarantor and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct as of the date hereof.  In furtherance of the foregoing, each reference to a “Guarantor” and/or “Guarantors” in the Guaranty shall be deemed to include each of the undersigned.

SECTION 2.  Waiver, Agreements, etc.  Each of the undersigned hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations, this Supplement and the Guaranty and any requirement that any Lender protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Loan Party or any other Person (including any other Guarantor) or entity.  As provided below, this Supplement shall be governed by, and construed in accordance with, the Law of the State of New York.

SECTION 4.  Representations.  Each of the undersigned hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by it and that this Supplement and the Guaranty constitute the legal, valid and binding obligation of each of the undersigned, enforceable against it in accordance with its terms.

SECTION 5.  Full Force of Guaranty.  Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect in accordance with its terms.

SECTION 6.  Severability.  If any provision of this Supplement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Supplement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 7.  Indemnity; Fees and Expenses, etc.  Without limiting the provisions of any other Loan Document, each of the undersigned agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses incurred in connection with this Supplement, including reasonable attorney’s fees and expenses of the Administrative Agent’s counsel.

SECTION 8.  Governing Law, Entire Agreement, etc.  GOVERNING LAW.  THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 9.  Counterparts.  This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Guaranty by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Guaranty.

SECTION 10.  ENTIRE AGREEMENT.  THIS GUARANTY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be duly executed and delivered by its Responsible Officer as of the date first above written.

[NAME OF ADDITIONAL SUBSIDIARY]

By:
Name:
Title:

ACCEPTED AND AGREED FOR ITSELF
AND ON BEHALF OF THE LENDERS:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title: